News Release

CONTACT: Blaine Davis (610) 459-7158
For Immediate Release

Endo Pharmaceuticals Appoints Alan G. Levin as Chief Financial Officer

Chadds Ford, Pa. – May 7, 2009 – Endo Pharmaceuticals (Nasdaq: ENDP) announced today the appointment of Alan G. Levin as the company’s executive vice president and chief financial officer, effective June 1, 2009.  Previously, Mr. Levin was senior vice president and chief financial officer of Pfizer, Inc. where he worked for 20 years in a variety of executive positions of increasing responsibility, including treasurer, and senior vice president of finance and strategic management for the company’s research and development organization. Most recently, he was executive vice president and chief financial officer of Moksha8 Pharmaceuticals, Inc., a privately held, specialty pharmaceuticals company focused in Latin America and other emerging markets.  Mr. Levin began his career in public accounting.  He received a bachelor’s degree from Princeton University and a master’s degree from New York University’s Stern School of Business.

“I am very pleased to announce the appointment of Alan as our chief financial officer,” said David Holveck, president and chief executive officer of Endo Pharmaceuticals.  “Alan is uniquely qualified to serve in this important role given his broad pharmaceutical industry experience and his keen understanding of the growth opportunities for Endo as we execute our strategy to diversify and expand our business into new therapeutic areas and medical markets.  I believe his experience in corporate finance and business development, his familiarity with pharmaceutical company operations, and his knowledge of global healthcare trends will be extremely valuable as we continue to build this business.”

“I am very excited to be joining Endo Pharmaceuticals,” said Alan Levin.  “The company has tremendous potential and is uniquely positioned to take advantage of the many opportunities for growth, diversification and value creation that we see in the marketplace.  I look forward to working closely with Dave, and the rest of the management team, to execute our strategy as we take Endo to the next level of success.”

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used to treat and manage pain, overactive bladder, prostate cancer and the early onset of puberty in children, or central precocious puberty (CPP). Its products include LIDODERM®, a topical patch to relieve the pain of postherpetic neuralgia; Percocet® and Percodan® tablets for the relief of moderate-to-moderately severe pain; FROVA® tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA® tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA® ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; and Voltaren®Gel, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment, such as those of the hands and the knees. Voltaren®Gel is owned and licensed by Novartis AG; SANCTURA® and its XR version for treatment of overactive bladder, VANTAS® for the palliative treatment of advanced prostate cancer, and SUPPRELIN® LA for the treatment of early onset puberty in children.  The company markets its branded pharmaceutical products to physicians in pain management, neurology, surgery, oncology, and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.endo.com.
Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things,  the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share.  Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the possibility that the acquisition of Indevus is not complementary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A, RISK FACTORS" in our annual report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 2, 2009. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.